Exhibit 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW
May 17, 2006	402 W. BROADWAY, SUITE 2300 SAN DIEGO, CA 92101-3542 619.234.6655 TEL 619.234.3510 FAX www.foley.com

WRITER’S DIRECT LINE 619.685-4615 kpolin@foley.com EMAIL

CLIENT/MATTER NUMBER 057789-0102

Somanta Pharmaceuticals, Inc.

19200 Von Karmen Avenue, Suite 400

Irvine,	CA 92612

Dear Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Somanta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form SB-2/A (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering the registration of up to 9,390,320 shares of the Company’s common stock, par value $0.001, on behalf of the selling shareholders named therein, including:

(i) up to 2,385,345 shares of the Company’s common stock (the “Common Shares”);

(ii) up to 4,400,001 shares of common stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock (the “Conversion Shares”); and

(iii) up to 2,604,974 shares of the Company’s common stock (the “Warrant Shares”) issuable upon exercise of certain warrants to purchase the Company’s common stock (the “Warrants”).

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus, the Company’s Certificate of Incorporation and Certificate of Designations, the Company’s Bylaws, the Warrants, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Shares have been validly issued are fully-paid and non-assessable, (ii) the Conversion Shares when issued in accordance with the terms of the Certificate of Incorporation and Certificate of Designations will be validly issued, fully-paid and non-assessable, and (iii) the Warrant Shares when issued and sold in accordance with the terms of the Warrants will be validly issued, fully-paid and non-assessable.

BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK	ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C. WEST PALM BEACH

IT&E International Group

May 17, 2006

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Foley & Lardner LLP

/s/ Foley & Lardner, LLP